UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 27, 2018

AMERICAN MIDSTREAM PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35257	27-0855785
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2103 CityWest Blvd., Bldg. 4, Suite 800 Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

(346) 241-3400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On December 27, 2018, American Midstream Partners, L.P., a Delaware limited partnership (the “Partnership”) entered into that certain Second Amendment to Second Amended and Restated Credit Agreement (the “Amendment”) with American Midstream, LLC, a Delaware limited liability company (the “AMID Borrower”), Blackwater Investments, Inc., a Delaware corporation (together with the AMID Borrower, the “Borrowers”), the other Loan Parties party thereto, the Lenders party thereto and Bank of America, N.A., as Administrative Agent, to that Second Amended and Restated Credit Agreement, dated as of March 8, 2017 (as amended, supplemented or otherwise modified from time to time prior to the date of the Amendment, the “Original Credit Agreement”), among the Borrowers, the Partnership, the Lenders party thereto, and the Administrative Agent.

The Amendment amends the Original Credit Agreement to, among other things:

•	add a new pricing tier when Consolidated Total Leverage Ratio equals or exceeds 5.5:1.0 of LIBOR + 4.00%;

•

amend the Restricted Payments covenant in Sections 7.06(d) and (j) of the Original Credit Agreement to eliminate during any “Suspension Period” the exception to the covenant that allows the Partnership to (i) make or incur a liability to make cash quarterly distributions in an amount equal to Available Cash and (ii) purchase, redeem or otherwise acquire Equity Interests in an amount not to exceed $50,000,000 in the aggregate (subject to certain conditions); a Suspension Period is defined as any period starting on the first business day where the Consolidated Total Leverage Ratio is greater than or equal to 5.00:1.00, and continuing until the first Business Day immediately following the date a Compliance Certificate is delivered under Section 6.02(a) of the Original Credit Agreement where the Consolidated Total Leverage Ratio is less than 5.00:1.00, with the first Suspension Period beginning on the Amendment effective date;

•

amend the financial covenant under Section 7.19(a) of the Original Credit Agreement by modifying the required minimum Consolidated Interest Coverage Ratio as follows: for the fiscal quarter ending June 30, 2018, to be not less than 2.50:1.00; for the fiscal quarter ending September 30, 2018, to be not less than 2.00:1.00; for the fiscal quarter ending December 31, 2018, to be not less than 1.75:1.00; for the fiscal quarter ending March 31, 2019, to be not less than 1.75:1.00; and for the fiscal quarter ending June 30, 2019 and thereafter, to be not less than 1.50:1.00;

•

amend the financial covenant under Section 7.19(b) of the Original Credit Agreement by modifying the required maximum Consolidated Total Leverage Ratio as follows: for the fiscal quarter ending June 30, 2018, to be not greater than 6.15:1.00; for the fiscal quarter ending September 30, 2018, to be not greater than 6.25:1.00; for the fiscal quarter ending December 31, 2018, either (i) if the Disposition contemplated by the Refined Products Sale Consent (each as defined in the Amendment) has occurred on or prior to December 31, 2018, to be not greater than 6.25:1.00, or (ii) if the Disposition contemplated by the Refined Products Sale Consent has not occurred on or prior to December 31, 2018, to be not greater than 6.50:1.00; for the fiscal quarter ending March 31, 2019, to be not greater than 6.50:1.00; and for the fiscal quarter ending June 30, 2019 and thereafter, to be not greater than 5.75:1.00;

•

amend the financial covenant under Section 7.19(c) of the Original Credit Agreement by modifying the required maximum Consolidated Secured Leverage Ratio as follows: for the fiscal quarter ending June 30, 2018, to be not greater than 4.00:1.00; for the fiscal quarter ending September 30, 2018, to be not greater than 3.75:1.00; for the fiscal quarter ending December 31, 2018, either (i) if the Disposition contemplated by the Refined Products Sale Consent has occurred on or prior to December 31, 2018, to be not greater than 3.75:1.00, or (ii) if the Disposition contemplated by the Refined Products Sale Consent has not occurred on or prior to December 31, 2018, to be not greater than 4.00:1.00; for the fiscal quarter ending March 31, 2019, to be not greater than 3.75:1.00; and for the fiscal quarter ending June 30, 2019 and thereafter, to be not greater than 3.50:1.00; and

•

establish a reduction in aggregate commitments for certain dispositions, including: (i) a reduction of $80 million upon the latter of (A) consummation of the Disposition contemplated by the Refined Products Sale Consent, and (B) the Amendment effective date; and (ii) a reduction equal to 50% of the net cash proceeds for any other disposition which exceeds $7,500,000.

As a result of the amendment described in the second bullet above, the Partnership is not permitted to declare or pay any cash distributions until its Consolidated Total Leverage Ratio is reduced to less than 5.00:1.00, as shown in the Compliance Certificate required to be delivered together with audited financial statements for the most recently completed fiscal year and unaudited financial statements for the most recently completed quarter. Therefore, the Partnership does not expect to make any cash distributions on its common units or preferred units with respect to the fourth quarter of 2018.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which will be filed with the Partnership’s Annual Report on Form 10-K for the year ending December 31, 2018. Any capitalized terms used but not defined herein have the meanings ascribed thereto in the Amendment or the Original Credit Agreement, as the context may require.

This Current Report includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, including statements related to the Partnership’s expectations distributions. We have used the words “expect,” “intend,” “may,” “would,” “plan” and similar terms and phrases to identify forward-looking statements. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. Many of the factors that will determine these results are beyond our ability to control or predict. These factors include the risk factors described in Part I, Item 1A. in our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on April 9, 2018, and our other filings with the SEC. All future written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the previous statements. The forward-looking statements herein speak as of the date of this press release. We undertake no obligation to update such statements for any reason, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 31, 2018	AMERICAN MIDSTREAM PARTNERS, LP

	By:	AMERICAN MIDSTREAM GP, LLC its General Partner

	By:	/s/ Eric Kalamaras
	Name:	Eric Kalamaras
	Title:	Senior Vice President and Chief Financial Officer

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